Exhibit 99.1

Innovative Industrial Properties Appoints Mary Allis Curran, Former Bank Executive, to its Board of Directors

SAN DIEGO, CA – December 31, 2019 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today the appointment of Mary Allis Curran to its board of directors.

“We are very excited to have Mary Curran join IIP’s board,” said Alan Gold, Executive Chairman of IIP. “Mary brings a wealth of experience and executive leadership from the financial services industry, in addition to public company board-level expertise. With her breadth of experience and proven success in developing highly effective risk management strategies and driving improvements in business performance, we look forward to her contributions as IIP continues to execute on its business model of being the leading provider of real estate capital for the regulated medical cannabis industry.”

Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011. During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking.

Mr. Gold added, “Drawing on her decades of senior management experience and success in driving business growth with prudent risk management, Mary is an excellent addition to our board, and will provide invaluable perspective as we continue on our growth path.”

Ms. Curran currently serves on the Board of Directors, Audit Committee and Enterprise Risk Committee of Banc of California, Inc. (NYSE: BANC), a financial institution. She also serves on the Board of Directors, Nominating/Governance Committee and Compensation Committee for Hunter Industries, a privately held global irrigation, landscape lighting and custom manufacturing company. In addition, Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently chairs the university’s Nominating and Governance Committee and serves on the university’s Athletics Committee. Previous board service includes: Chair of the California Bankers Association where she remains involved on the Banker Benefits Board, and Chair of the San Diego Sports Commission. Ms. Curran is a current member of the Corporate Directors Forum, San Diego, The Corporate Director’s Roundtable of Orange County, Women Corporate Directors and the National Association of Corporate Directors (NACD). Ms. Curran is a NACD Governance Fellow, and holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Catherine Hastings

Chief Financial Officer, Chief Accounting Officer and Treasurer

Innovative Industrial Properties, Inc.

(858) 997-3332